UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2021

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Item 1.01.	Entry into a Material Definitive Agreement

Entry into Agreement and Plan of Merger

On January 4, 2021, Ideanomics, Inc. (“Ideanomics”) entered into an agreement and plan of merger (the “Agreement”) to acquire 100% of privately held Wireless Advanced Vehicle Electrification, Inc. (“WAVE”) for an aggregate purchase price of $50,000,000 in a combination of $15,000,000 of cash and $35,000,000 worth of Ideanomics stock as consideration (the “Transaction”), subject to customary purchase price adjustments set forth in the Agreement. WAVE is a provider of wireless charging solutions for medium and heavy-duty electric vehicles.

The Agreement contains customary representations, warranties, covenants, termination rights and indemnities of the parties. Non-fundamental representations and warranties survive for 18 months following the closing date and fundamental representations and warranties survive either indefinitely or for the statute of limitations. The Agreement also contains mutual indemnification obligations of the parties thereto on customary grounds. The indemnification obligations of the parties are capped at $5,000,000 for non-fundamental representations and warranties. The indemnification obligations of the parties for breaches of non-fundamental representations and warranties are subject to a $250,000 deductible, except in the case of fraud. The Agreement contains customary covenants.

The Agreement is subject to customary closing conditions, including, among other things, that certain employees of WAVE enter into non-competition and solicitation agreements, and that Ideanomics will have agreed to fund $25,000,000 in growth capital to WAVE over the course of the two years following closing. Under the terms of the Agreement, $5,000,000 of the cash consideration portion of the purchase price shall be placed in an indemnity escrow to satisfy future indemnification obligations of the parties (if any). The Agreement also provides that $10,000,000 of the Ideanomics share consideration shall be held back at closing, to be released upon the receipt of certain consents to the Transaction not obtained prior to closing. If any such consent is not obtained within six months following the closing date, the portion of the $10,000,000 allocated to such consent in the Agreement will not be issued to the sellers.

In addition to the purchase price to be paid at closing, the Agreement contains three earnouts that could result in an additional payment of up to $30,000,000 to the sellers based upon: (i) revenue and gross profit margin metrics in calendar year 2021; (ii) revenue and gross profit margin metrics in calendar year 2022 and (iii) revenue and gross profit margin metrics for 2021 and 2022 collectively.  Ideanomics has also agreed to a performance and retention plan for the benefit of certain WAVE’s employees which could result in up to $10,000,000 paid to such employees if certain gross revenue targets and certain gross profit margins are achieved for 2021 and 2022.

The foregoing description of the Agreement is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreement, which will be filed as an exhibit to Ideanomics’ upcoming annual report on Form 10-K, as required.

Convertible Debenture Financing

Ideanomics, Inc. (the “Company”) entered into a convertible debenture (the “Note”), dated January 4, 2021, with YA II PN, Ltd. (the “Investor”) with a principal amount of $37,500,000 (the “Principal”). The Note has a fixed conversion price of $2.00 (the “Conversion Price). The Conversion Price is not subject to adjustment except for subdivisions or combinations of common stock. The Principal and the interest payable under the Note will mature on July 4, 2021 (the “Maturity Date), unless earlier converted or redeemed by the Company. At any time before the Maturity Date, the Investor may convert the Note at their option into shares of Company common stock at a fixed conversion price of $2.00. The Company has the right, but not the obligation, to redeem (“Optional Redemption”) a portion or all amounts outstanding under this Note prior to the Maturity Date at a cash redemption price equal to the Principal to be redeemed, plus accrued and unpaid interest, if any; provided that the Company provides Investor with at least 15 business days’ prior written notice of its desire to exercise an Optional Redemption and the volume weighted average price of the Company’s common stock over the 10 Business Days’ immediately prior to such redemption notice is less than the Conversion Price. The Investor may convert all or any part of the Note after receiving a redemption notice, in which case the redemption amount shall be reduced by the amount so converted. No public market currently exists for the Note, and the Company does not intend to apply to list the Note on any securities exchange or for quotation on any inter-dealer quotation system. The Note contains customary events of default, indemnification obligations of the Company and other obligations and rights of the parties.

The Note was offered pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-239371) previously filed with the Securities and Exchange Commission and a prospectus supplement thereunder. A prospectus supplement relating to the offering of the securities has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety.

Item 7.01.	Regulation FD Disclosure

On January 5, 2021, the Company issued a press release announcing the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

The information in Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is being furnished, not filed, for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits

d) Exhibits

Exhibit No.	Description
10.1	Convertible Debenture between the Company and YA II PN, Ltd, dated January 4, 2021 in the principal amount of $37,500,000
99.1	Press Release of Ideanomics, Inc., dated January 5, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: January 7, 2021	By:	/s/ Alfred Poor
Alfred Poor
Chief Executive Officer